STANDBY PAYMENT AGREEMENT


              AGREEMENT dated as of June 11, 2001 (this "Agreement") by and among U.S. Energy Systems, Inc., a Delaware corporation ("USE"), USE Canada Acquisition Corp. ("USE Canada," and together with USE, the "USE Parties"), and AJG Financial Services, Inc., a Delaware corporation ("AJG").


                              W I T N E S S E T H:

              WHEREAS, USE Canada and Trigen-Canada Company LLC ("Trigen") are party to that certain stock purchase agreement (the "Stock Purchase Agreement") dated as of June [ ], 2001 providing for the purchase by USE Canada of all of the issued and outstanding shares of Trigen Energy Canada Company ("USE OpCo") as contemplated therein;

              WHEREAS, USE owns 100% of the issued and outstanding shares of USE Canada Holdings Corp. ("USE Holdco") which in turn owns 100% of the issued and outstanding shares of USE Canada which in turn shall own 100% of the issued and outstanding shares of USE OpCo after consummation of the transactions contemplated by the Stock Purchase Agreement.

              WHEREAS, USE Canada will pay a portion of the purchase price under the Stock Purchase Agreement by USE Canada's issuing a short-term note (the "Note") in the initial principal amount of Twenty-Four Million Canadian Dollars
C. $24,000,000 subject to subsequent adjustment pursuant to Section 2.3 of the Stock Purchase Agreement;

              WHEREAS, the Stock Purchase Agreement contemplates that the USE Parties shall deliver to Trigen, at the Closing of the transactions contemplated by the Stock Purchase Agreement (the "Closing") a guarantee of USE Canada's obligations under the Note by AJG (the "Stock Purchase Agreement Condition");

              WHEREAS, the Closing is occurring simultaneous with the execution of this Agreement;

              WHEREAS, the USE Parties are delivering to Trigen a guarantee (the "Guarantee") of AJG substantially in the form of Exhibit A hereto to satisfy the Stock Purchase Agreement Condition;

              WHEREAS, pursuant to the Guarantee, AJG is guaranteeing USE Canada's obligations pursuant to the Note;

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              WHEREAS, it is a condition to AJG's delivering the Guarantee, that the USE Parties enter into this Agreement.

              NOW, THEREFORE, in consideration of the benefits accruing to the parties, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby make the following representations and warranties and hereby covenant and agree as follows:

              1. As used in this Agreement, capitalized terms not defined herein which are defined in the Stock Purchase Agreement are used herein as therein defined.

              2. AJG's fee for causing the issuance of the Guarantee is $ 150,000, of which $50,000 was paid previously by USE. USE shall pay the balance of $ 100,000 upon AJG's issuance of the Guarantee .


                  3. (a) USE agrees to diligently pursue the procurement and closing of financing on commercially reasonable terms to pay off the Note on or before the due date of the Note (the "Due Date"). In the event such financing will not be closed on or before the Due Date, USE agrees to give AJG ten business days' notice that AJG will become liable to perform under the Guarantee and fund the Note. Upon the receipt of USE's notice, AJG agrees to lend Ten Million Dollars ($10,000,00) to USE Canada (the "Loan") for the payment of the Note, such funds to be received at least five business days prior to the Due Date in immediately available funds. USE Canada agrees to pay all amounts due under the Note, including principal and accrued interest to Trigen on the Due Date using such funds provided by AJG under this Section 3(a) together with such other funds required to pay all amounts due under the Note, and to procure a satisfaction and release of AJG from Trigen under the Guarantee.

              (b) The Loan will have an interest rate of 9% per annum. On the Payment Date (defined below) USE Canada shall pay the interest which accrued under this Section 3(b) during the prior calendar year.

              (c) USE Canada will be required to make annual principal payments on the Loan equal to the "net after-tax cash flow" (as defined below) during the prior calendar year from the projects being operated by USE OpCo (the "Projects"), less the sum of (i) interest payments pursuant to Section 3(b) paid simultaneously with such principal payment and (ii) the Additional Fee (as defined below) paid to AJG simultaneously with such principal payment and (iii) principal and interest payments due on any third

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              party debt. Net after-tax cash flow means the net revenues from the Projects less royalties and all reasonable, necessary and normal expenses of the Projects, including, without limitation, operation, fuel, maintenance, repairs, capital expenditures, parts, labor and general overhead, reserves, services, professional fees and disbursements, income and property taxes, severance expenses and insurance such that the net after-tax cash flow will consist of the net cash flow from the Projects after taxes (including income taxes) but before debt service and distributions to equity investors.

              (d) USE Canada shall have the right, but not the obligation, to make or cause to be made additional principal payments without premium at any time until the Loan has been paid off in its entirety.

              (e) USE will pay AJG an additional fee (the "Additional Fee") each year equal to (i) the average outstanding balance on the Loan for the prior calendar year, divided by the sum of the outstanding balance on the Loan at the end of such calendar year and USE's total cumulative direct or indirect investment in USE Holdco, USE Canada and/or USE OpCo at the end of such calendar year, multiplied by (ii) the "net after-tax cash flow" (as defined above) from the Projects for such calendar year, (iii) less the sum of (A) the interest payment accrued by AJG or any assignee of AJG pursuant to Section 3(b) during such calendar year and (B) any principal and interest payments made on any third party debt during such calendar year. The interest payments made under such
              Section 3(b) hereof, the annual principal payments and Additional Fee are payable by USE on an annual basis within 3 months after audited financial statements are available for the Projects for the calendar year in question (the "Payment Date"). The annual principal payments and the Additional Fee are payable, at USE's option in cash or in shares of USE's common stock ("USE Stock") registered for resale under a registration statement on Form S-3; if the Additional Fee is paid by the delivery of shares of USE Stock, such shares shall be valued at a price equal to the average closing price for USE Stock on the primary exchange on which shares of USE Stock are traded for the 20 trading day period ending two business days prior to the payment of such Additional Fee.

              (f) Once the Loan has been paid off in its entirety, AJG will receive an annual residual fee from USE (the "Residual Fee") equaL to (i) 1.5% of the net after-tax cash flow from the Projects for each such calendar year (or fraction thereof) plus (ii) 1.5% of the net after-tax cash flow from the Projects for each such calendar year (or fraction thereof) multiplied by the number of years (which number shall, if it is not a whole number, be rounded up to the next whole number) that the Loan remained outstanding; provided, however, that in no event shall the Residual Fee exceed 10% of the net after-tax cash flow from the Projects for any such calendar year or fraction thereof. The Residual Fee will be paid by USE on an annual basis within 3 months after audited financial

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              statements are available for the Projects. The Residual Fee is payable in cash or, if acceptable to all of the parties hereto, 50% in cash and 50% in shares of USE Stock registered for resale under a registration statement on Form S-3; if the Residual Fee is paid by the delivery of shares of USE Stock, such shares shall be valued at a price equal to the average closing price for USE Stock on the primary exchange on which shares of USE Stock are traded for the 20 trading day period ending two business days prior to the payment of such Residual Fee.

              (g) Any payments required hereunder shall be subject to any withholding required under applicable Canadian laws.

                  4. AJG represents and warrants to the USE Parties as follows:

                  (a) AJG is a corporation duly organized, validity existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted.

                  (b) AJG has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Guarantee, and each agreement, document or instrument contemplated hereby or thereby to which it is a party. The execution, delivery and performance by such party of this Agreement, the Guarantee, and each such agreement, document or instrument to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been authorized by all necessary action and (i) do not require the consent, waiver, approval, license or authorization of any person, entity, or public authority, (ii) do not violate, with or without the giving of notice and/or the passage of time, any provision of law, and (iii) will not conflict with or result in a breach or termination of any provision of, or constitute a default or give rise to a right of termination or acceleration under, any operating agreement, mortgage, deed of trust, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or any other restriction of any kind or character, to which such party is a party or by which any of its assets or properties may be bound, or result in the creation of any lien, charge or encumbrance upon any of the assets of such party.

                  (c) This Agreement and the Guarantee have been duly executed and delivered by such party and constitute, and each other agreement, document, certificate or instrument contemplated by this Agreement to which it is a party or the Guarantee when executed and delivered shall constitute, a legal, valid and binding obligation of such party enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws or by equitable principles relating to or limiting creditors' rights generally.

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                  The foregoing representations and warranties shall survive the
Closing for a period two (2) years.

                  5. Each of the USE Parties hereby represents and warrants to AJG as follows:

                  (a) USE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted. USE Canada is a corporation duly organized, validly existing and in good standing under the laws of Canada, and has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted.

                  (b) Each USE Party has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and each agreement, document or instrument required to be delivered hereby to which it is a party. The execution, delivery and performance by such party of this Agreement and each such agreement, document or instrument to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been authorized by all necessary action and (i) do not require the consent, waiver, approval, license or authorization of any person, entity, or public authority, (ii) do not violate, with or without the giving of notice and/or the passage of time, any provision of law, and (iii) will not conflict with or result in a breach or termination of any provision of, or constitute a default or give rise to a right of termination or acceleration under, any operating agreement, mortgage, deed of trust, indenture or other agreement or instrument or any order, judgment, decree, statute, regulation or any other restriction of any kind or character, to which such party is a party or by which any of their assets or properties may be bound, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of such party.

                  (c) This Agreement has been duly executed and delivered by such party and constitutes, and each other document contemplated by this Agreement to which it is a party when executed and delivered in accordance with the provisions hereof shall constitute, a legal, valid and binding obligation of such party enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws or by equitable principles relating to or limiting creditors' rights generally.

                  The foregoing representations and warranties shall survive the Closing for a period of two (2) years.

                  6. (a) AJG agrees to indemnify and hold the USE Parties, and their respective officers, members, managers, agents, employees, attorneys, and their respective successors and assigns harmless from, and will reimburse them for, any and all claims, liabilities, losses, damages and expenses (including without limitation reasonable attorneys fees) incurred by any one or more of

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them after the Closing Date to the extent that they arise from or relate to the untruthfulness in any material respect of any representation or warranty, or the breach of any covenant, made by either AJG in this Agreement or the Guarantee.

                  (b) Each USE Party agrees jointly and severally to indemnify and hold AJG, and its officers, directors, shareholders, agents, employees, attorneys, and their respective successors and assigns harmless from, and to reimburse them for, any and all claims, liabilities, losses, damages and expenses (including without limitation reasonable attorneys fees) incurred by any one or more of them after the Closing Date to the extent they arise from or relate to the untruthfulness in any material respect of any representation or warranty, or the breach of any covenant, made by either USE Party in this Agreement.

                  (c) Neither Indemnifying Party nor the Indemnified Party may settle or compromise any claim for which indemnification has been sought and is available hereunder, over the reasonable objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld or delayed. If, however, the Indemnified Party refuses to consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such event, the obligation of the Indemnifying Party to the Indemnified Party shall be equal to the lesser of (i) the amount of the offer of settlement which the Indemnified Party refused to accept plus the costs and expenses of the Indemnified Party prior to the date the Indemnifying Party notified the Indemnified Party of the offer of settlement, and (ii) the actual out-of-pocket amount the Indemnified Party is obligated to pay as a result of the Indemnified Party's continuing to pursue such matter.

                  7. If, at any time after the date hereof, any party shall consider or be advised that any further assignments, conveyances, certificates, filings, instruments or documents or any other things are necessary or desirable to consummate any of the transactions contemplated by this Agreement, the other parties shall, upon request, promptly execute and deliver all such proper instruments and do all things reasonably necessary and proper to otherwise carry out the purposes of this Agreement.

                  8. (a) This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto. The provisions of this Agreement may be waived only by an instrument in writing executed by the party granting the waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.

                  (b) No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operated as a

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waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  9. Each party shall each be responsible for all of its respective fees and expenses incurred in connection with this transaction.

                  10. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  11. This Agreement shall not be assignable by the parties without the prior written consent of the other parties, except that after the Closing, subject to compliance with all applicable securities laws, each party may assign its respective rights and delegate its respective obligations under this Agreement to any third party which assumes all of the assigning party's obligations hereunder provided, however, that such assigning party shall remain liable for all of its obligations hereunder.

              12. This Agreement may be executed in multiple counterparts, each of which signed acknowledgement of receipt required shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

              13. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by telex, telecopier, or similar electronic device, immediately upon sending, provided it is sent on a business day, but if not, then immediately upon the beginning of the first business day after being sent; if by Federal Express, Express Mail or any other overnight delivery service, on the first business day after dispatch, signed acknowledgment of receipt required. All notices, requests and demands are to be given or made to the parties at the following addresses (or to such other address as either party may designate by notice in accordance with the provisions of this paragraph):

If to either USE Party:

                           U.S. Energy Systems, Inc.
                           One North Lexington Avenue, 4th Floor
                          White Plains, New York 10601
                           Facsimile No.: 914-993-5190
                           Attention: President and Chief Operating Officer

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with a copy to:

                           U.S. Energy Systems, Inc.
                           One North Lexington Avenue, 4th Floor
                          White Plains, New York 10601
                           Facsimile No.: 914-993-5190
                           Attention: General Counsel


If to AJG:                 AJG Financial Services, Inc.
                           Two Pierce Place
                             Itasca, Illinois 60143
                           Facsimile No.: 630-285-4272
                           Attention:  Mark Strauch, Executive Vice President


with a copy to:
                          AJG Financial Services, Inc.
                           Two Pierce Place
                             Itasca, Illinois 60143
                             Facsimile No.: 630-285-
                           Attention:  Kerry Abbott, Assistant General Counsel

                    14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without giving effect to the principles of conflicts of law. Any judicial proceeding brought by or against any party hereto with respect to this Agreement or any related agreement may be brought in the Supreme Court of the State of New York located in the County of New York or in the United States District Court for the Southern District of New York and, by execution and delivery of this Agreement, each party accepts, for itself or himself and in connection with its or his properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party hereto hereby waives personal service of any and all process upon it or him and consents that all such service of process may be made by registered mail (return receipt requested) directed to such party at the address set forth pursuant to Section 13 hereto and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of any party to bring proceedings against any other party in the courts of any other jurisdiction. The parties hereto waive any objection to jurisdiction and venue of any action instituted hereunder in any court referred to above and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

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                    15. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

                    16. This Agreement shall not become effective until the Closing.

                    17. This Agreement and the exhibits hereto set forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, letters of intent, understandings or arrangements between the parties hereto with respect to the subject matter hereof.

                    18.    (a)      Unless some meaning and intent  is apparent
from the context of the Agreement, the plurals shall include the singular and vice versa, and masculine, feminine and neuter words shall be used interchangeably.


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                    (b)    All references  to dollars  shall be deemed  to  be
references to U.S. dollars, unless another type of dollars is specifically identified, and all payments hereunder shall be made in U.S. dollars (or shares of USE Stock).

              IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                                  U.S. ENERGY SYSTEMS, INC.

                                 By:  /s/Goran Mornhed
                                     ----------------------------------------
                                  Name:  Goran Mornhed
                                  Title: President and Chief Operating Officer

                                  USE CANADA ACQUISITION CORP.

                                  By: /s/Goran Mornhed
                                      ----------------------------------------
                                  Name:  Goran Mornhed
                                  Title: President and Chief Operating Officer

                                  AJG FINANCIAL SERVICES, INC.

                                  By: /s/Mark Strauch
                                       ---------------------------
                                  Name:  Mark Strauch
                                  Title: Executive Vice President

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